Exhibit (h)(4)

Schedule A

to

Transfer Agency and Service Agreement

Dated May 21, 2009

Amended August 15, 2014

LIST OF PORTFOLIOS

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO Australia Bond Index Exchange-Traded Fund

PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

PIMCO Build America Bond Strategy Exchange-Traded Fund

PIMCO Canada Bond Index Exchange-Traded Fund

PIMCO Diversified Income Exchange-Traded Fund

PIMCO Enhanced Short Maturity Strategy Fund

PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)

PIMCO Foreign Currency Strategy Exchange-Traded Fund

PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund

PIMCO Germany Bond Index Exchange-Traded Fund

PIMCO Government Limited Maturity Exchange-Traded Fund

PIMCO Global Advantage Inflation-Linked Bond Exchange-Traded Fund

PIMCO High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO Intermediate Municipal Bond Exchange-Traded Fund

PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund

PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

PIMCO Low Duration Exchange-Traded Fund

PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund

PIMCO Prime Limited Maturity Exchange-Traded Fund

PIMCO Real Return Exchange-Traded Fund

PIMCO Short Term Municipal Bond Exchange-Traded Fund

PIMCO Total Return Exchanged-Traded Fund

A-1